UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2010

NATIONAL ENERGY SERVICES COMPANY, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-50089	52-2082372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3153 Fire Road, Suite 2C. Egg Harbor Township, NJ 08234

(Address of principal executive offices)

Registrant’s telephone number, including area code (800) 758-9288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

National Energy Services Company, Inc. (the “Company”) entered into a definitive agreement to purchase a management contract for a 49.4 Mwh solar/thermal field in Southern California. The power generated will be distributed by San Diego Gas and Electric Company.

The Company signed the agreement on January 19, 2010, and will close on the acquisition after the proper ten notice of change of control on or before February 1, 2010 with the issuance of 10,000 shares of Series B Convertible Preferred Stock. Management relinquished 13,000,000 common shares and issued 13,000,000 common shares to the purchaser or its assignees. The Company is required to raise $1,000,000 for completion of the license and permitting fee and initial start-up of the project. The remainder of the project is funded by the owner/operator and project management company. The project is required to have 10% of its capital costs in place by 12/31/2010 and be finished by December 31, 2011. Construction should take nine to twelve months after the expedited license and permit is completed. The expediting process takes approximately 60 days from submission and is expected to be filed within three weeks of this report. the minimum value of gross revenue from this project is contracted to be $130,000,000. To operate this contract we have created a wholly-owned subsidiary named Applied Concepts for Energy Corp. (ACEC). The subsidiary will have the option to own a portion of the ongoing operations of the solar/thermal field whose revenue, by power purchase contract will exceed $900,000,000 over its twenty year life.

On January 8, 2010, the company ceased all operations known at that date to and including its ozone laundry equipment business and subsidiary in New Jersey.

The Company will relocate all operations between now and the completion and filing of its Form 10-K expected to be filed on or before February 15, 2010.

Item 5.02 Departure or Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of certain Officers.

(a)(1)	Effective at the close of business January 19, 2010 all members of the Board of Directors and all Officers as filed in all prior reports in this fiscal year resigned. The officers resignations were effective immediately and the directors resignations take effect at the close of the 10 day notice period, except for John Grillo whose resignation as a director is effective immediately. Dr. John G. Kalogeris has been seated as a Board Member and will act as the Chief Executive Officer while a search is made for new officers and two additional directors.

There were no disagreements leading to the resignations.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Energy Services Company, Inc.
(Registrant)
January 21, 2010

/S/ DR. JOHN G. KALOGERIS, CEO
(Signature)